EXHIBIT 31.3

CERTIFICATIONS

I, Oleg Logvinov, certify that:

1.	I have reviewed this Amendment No. 1 to the Form 10-KSB of Arkados Group, Inc.; and

2.
Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date     November 28, 2007                                                                                   /s/ Oleg Logvinov
       Oleg Logvinov, CEO